Exhibit (a)(1)(E)

        Offer to Purchase for Cash
by
AGILENT TECHNOLOGIES, INC.
of
Up to 73,000,000 Shares of Its Common Stock
(including the associated Preferred Share Purchase Rights issued under the Preferred Stock Rights Agreement)
at a Purchase Price Not Greater Than $37.00 nor Less Than $32.00 Per Share

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
  AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 13, 2005,
  UNLESS THE OFFER IS EXTENDED.

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated November 15, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Agilent Technologies, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 73,000,000 shares of its common stock, par value $0.01 per share, including the associated preferred share purchase rights issued under the Preferred Stock Rights Agreement (the "rights"), at a price not greater than $37.00 nor less than $32.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to shares shall refer to the common stock of the Company and shall include the rights; and unless the rights are redeemed prior to the expiration of the Offer, a tender of the shares will constitute a tender of the rights.

        On the terms and subject to the conditions of the Offer, the Company will determine a single per share price, not greater than $37.00 nor less than $32.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, that it will pay for shares properly tendered and not properly withdrawn in the Offer, taking into account the total number of shares tendered and the prices specified by tendering stockholders. After the Offer expires, the Company will look at the prices chosen by stockholders for all of the shares properly tendered. The Company will then select the lowest purchase price (in multiples of $0.25) within the price range specified above that will allow it to purchase 73,000,000 shares. If fewer shares are properly tendered, the Company will select the price that will allow it to purchase all the shares that are properly tendered and not properly withdrawn. The Company will purchase all shares properly tendered before the Expiration Time (as defined in the Offer to Purchase) at or below the purchase price and not properly withdrawn at the purchase price the Company selects, net to the seller in cash, less any applicable withholding tax and without interest, on the terms and subject to the conditions of the Offer, including its proration provisions, "odd lot" provisions and conditional tender provisions. All shares acquired in the Offer will be acquired at the same purchase price. The Company reserves the right, in its sole discretion, to purchase more than 73,000,000 shares in the Offer, subject to applicable law. The Company will return shares tendered at prices greater than the purchase price and shares not purchased because of proration provisions or conditional tenders to the tendering stockholders at the Company's expense promptly after the Offer expires. See Sections 1 and 3 of the Offer to Purchase.

        If the number of shares properly tendered is less than or equal to 73,000,000 shares (or such greater number of shares as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company will, on the terms and subject to the conditions of the Offer, purchase at the purchase price selected by the Company all shares so tendered.

        On the terms and subject to the conditions of the Offer, if at the expiration of the Offer more than 73,000,000 shares (or such greater number of shares as the Company may elect to purchase, subject to applicable law) are properly tendered at or below the purchase price, the Company will buy shares first, from all stockholders who own beneficially or of record, an aggregate of fewer than 100 shares (an "Odd Lot Holder"), and who properly tender all their shares at or below the purchase price selected by the Company, second, on a pro rata basis from all other stockholders who properly tender shares at or below the purchase price selected by the Company, subject to any conditional tenders, and third, if necessary to permit the Company to purchase 73,000,000 shares (or any such greater number of shares as the Company may elect to purchase, subject to applicable law), from holders who have tendered shares at or below the purchase price selected by the Company subject to the condition that a specified minimum number of the holder's shares are purchased in the Offer, as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the holders tendered all of their shares) by random lot, to the extent feasible. See Sections 1, 3 and 6 of the Offer to Purchase.

        We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

        Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

        Please note the following:

          1.     You may tender your shares at prices not greater than $37.00 nor less than $32.00 per share, as indicated in the attached Instruction Form, net to you in cash, less any applicable witholding taxes and without interest.

          2.     You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3.     The Offer is not conditioned on any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase, including the closing of the sale of the Semiconductor Products Group, the closing of the sale of the Company's stake in Lumileds, and the closing of the Term Facility of up to $1.0 billion pursuant to the terms and conditions of the Term Facility Commitment Letter described in Section 9 of the Offer to Purchase and the Company's satisfaction of all conditions to borrowing thereunder at least five business days prior to the expiration of the Offer.

          4.     The Offer, withdrawal rights and proration period will expire at 12:00 midnight, New York City time, on December 13, 2005, unless the Company extends the Offer.

          5.     The Offer is for 73,000,000 shares, constituting approximately 14.2% of the total number of issued shares of the Company's common stock as of October 31, 2005, including 8,877,300 of issued shares the Company holds in treasury.

          6.     Tendering stockholders who are registered stockholders or who tender their shares directly to Computershare will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Manager, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Company's purchase of shares under the Offer.

          7.     If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          8.     If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own at or below the purchase price before the expiration of the Offer and check the box captioned "Odd Lots" on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          9.     If you wish to condition your tender upon the purchase of all shares tendered or upon the Company's purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. The Company's purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

        If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on December 13, 2005, unless the Offer is extended.

        The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of the Company's common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

        The Company's Board of Directors has approved the Offer. However, neither the Company nor any member of its Board of Directors, nor the Dealer Manager, the Depositary, or the Information Agent is making any recommendation to you as to whether to tender or refrain from tendering your shares or as to the purchase price or purchase prices at which you may choose to tender your shares. You must make your own decision as to whether to tender and, if so, how many shares to tender and the purchase price or purchase prices at which your shares should be tendered. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the Company's reasons for making the Offer. See Section 2 of the Offer to Purchase. You should discuss whether to tender your shares with your broker or other financial or tax advisor. The Company's directors and executive officers have advised the Company that they do not intend to tender any of their shares in the Offer. See Section 12 of the Offer to Purchase.

INSTRUCTION FORM WITH RESPECT TO
Offer to Purchase for Cash
by
AGILENT TECHNOLOGIES, INC.
of
Up to 73,000,000 Shares of its Common Stock
(including the associated Preferred Share Purchase Rights issued under the Preferred Stock Rights Agreement)
at a Purchase Price Not Greater Than $37.00 nor Less Than $32.00 Per Share

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 15, 2005 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by Agilent Technologies, Inc., a Delaware corporation (the "Company"), to purchase for cash up to 73,000,000 shares of its common stock, par value $0.01 per share, including the associated preferred share purchase rights issued under the Preferred Stock Rights Agreement (the "Rights"), at a price, net to the seller in cash, less any applicable withholding tax and without interest, not greater than $37.00 nor less than $32.00 per share, specified by the undersigned, on the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to the shares shall refer to the common stock of the Company and shall include the rights; and unless the rights are redeemed prior to the expiration of the Offer, a tender of the shares will constitute a tender of the rights.

        The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, on the terms and subject to the conditions of the Offer.

        In participating in the Offer to purchase for cash, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Company's common stock is unknown and cannot be predicted with certainty; (4) the undersigned has read and understands the Offer; (5) the undersigned has consulted his or her tax and financial advisors with regard to how the Offer will impact his or her personal situation; (6) any foreign exchange obligations triggered by the undersigned's tender of shares or the recipient of proceeds are solely his or her responsibility; and (7) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items ("Tax Items") related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned.

        The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned's personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

        The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned's name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned's favor, for the purpose of implementing, administering and managing his or her stock ownership ("Data"). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the offer, that these recipients may be located in his or her country or elsewhere, and that the recipient's country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Company.

Number of shares to be tendered by you for the account of the undersigned:                          shares*
* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

  CHECK ONLY ONE BOX:

          (1)    SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

          By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company for the shares less than the price checked below. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐	$32.00	☐	$33.00	☐	$34.00	☐	$35.00	☐	$36.00	☐	$37.00
☐	$32.25	☐	$33.25	☐	$34.25	☐	$35.25	☐	$36.25
☐	$32.50	☐	$33.50	☐	$34.50	☐	$35.50	☐	$36.50
☐	$32.75	☐	$33.75	☐	$34.75	☐	$35.75	☐	$36.75

  OR

          (2)    SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

          By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Stockholder," the undersigned hereby tenders shares at the purchase price, as the same shall be determined by the Company in accordance with the terms of the Offer. For purposes of determining the purchase price, those shares that are tendered by the undersigned agreeing to accept the purchase price determined in the Offer will be deemed to be tendered at the minimum price.

          ☐    The undersigned wants to maximize the chance of having the Company purchase all of the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED SHOULD UNDERSTAND THAT THIS ELECTION MAY LOWER THE PURCHASE PRICE AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $32.00 PER SHARE.

  CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

  ODD LOTS
  (See Instruction 14 of the Letter of Transmittal)

          To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

          ☐    By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

          In addition, the undersigned is tendering shares either (check one box):

          ☐    at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

          ☐    at the price per share indicated above in the section captioned "Price (In Dollars) per Share at Which Shares Are Being Tendered."

  CONDITIONAL TENDER
  (See Instruction 13 of the Letter of Transmittal)

          A tendering stockholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

          ☐    The minimum number of shares that must be purchased from me, if any are purchased from me, is:                          shares.

          If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

          ☐    The tendered shares represent all shares held by the undersigned.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):
Name(s):	(Please Print)
Taxpayer Identification or Social Security Number:
Address(es):	(Including Zip Code)
Area Code/Phone Number:
Date: